Exhibit 10.9

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”), made this 28th day of April, 2006, between FIRST KEYSTONE BANK (herein referred to as the “Bank”), with an address of 22 West State Street, Media, Pennsylvania,19063, and SPITZ, INC., a Delaware corporation (herein referred to as “Borrower”), with a mailing address of P.O. Box 198, Route 1, Chadds Ford, Pennsylvania, 19317.

WHEREAS, Borrower has executed and delivered to Bank Borrower’s Line of Credit Note in the original principal sum of up to Three Million Dollars ($3,000,000.00), dated even date herewith (the “Loan”).

Now, for consideration of any loan or advance (including any loan or advance by renewal or extension) made to Borrower by the Bank, whether made pursuant to the Note or otherwise, and for other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

1.                                      Definitions. When used herein, the following terms shall have the following meanings:

A.                                    “Note” shall mean the Line of Credit Note executed by Borrower and delivered to Bank even date herewith in the original principal sum of Three Million Dollars ($3,000,000.00), and any extensions, modifications, substitutions, replacements, and/or renewals thereof, together with any promissory note of Borrower evidencing any loan or advance made by the Bank to Borrower hereafter made, without limitation.

B.                                    “Liabilities” shall mean; (i) all debts and obligations of Borrower under any Note, including without limitation new obligations arising after any original debt is extinguished together with any renewals, extensions, replacements or modifications thereof; (ii) all debts and obligations of Borrower hereunder, together with any renewals, extensions, replacements or modifications thereof; (iii) all other debts and obligations of Borrower to the Bank , its successors and assigns, of every kind and description, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due; (iv) the performance by Borrower of Borrower’s obligations under this Agreement and all agreements, warranties, representation and covenants set forth in any loan agreement(s), instrument(s) and document(s) executed and/or delivered in conjunction herewith; and (v) the cost of curing any default hereunder that Bank elects to cure on the Borrower’s behalf.

C.                                    “Accounts” shall have the meaning given to that term in the Code and shall include without limitation all rights of the Borrower, whenever acquired, to payment for goods sold or leased or for services rendered, whether or not earned by performance.

JONES, STROHM & GUTHRIE	10 Beatty Road
A Professional Corporation	Media, Pennsylvania 19063
Attorneys At Law	Telephone (610) 565-7100
Fax (610) 565-7180

D.                                    “Chattel Paper” shall have the meaning given to that term in the Code and shall include without limitation all writings owned by the Borrower, whenever acquired, which evidence both a monetary obligation and a security interest in or a lease of specific goods.

E.                                      “Code” shall mean the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

F.                                      “Collateral” shall mean all tangible and intangible assets of Borrower, including, without limitation, collectively the Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Intellectual Property, Inventory, Investment Property and Proceeds of each of them.

G.                                    “Copyrights” means United States or foreign registered or unregistered works of authorship, regardless of the availability of copyright protection, but including all copyrights and moral rights recognized by law and any applications for United States or foreign registration or renewal therefor.

H.                                    “Deposit Accounts” shall have the meaning given to that term in the Code and shall include a demand, time, savings, passbook or similar account maintained with a bank, savings bank, savings and loan association, credit union, trust company or other organization that is engaged in the business of banking.

I.                                         “Documents” shall have the meaning given to that term in the Code and shall include without limitation all warehouse receipts (as defined by the Code) and other documents of title (as defined by the Code) owned by the Borrower, whenever acquired.

J.                                      “Equipment” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Borrower, whenever acquired and wherever located, used or brought for use primarily in the business or for the benefit of the Borrower and not included in Inventory of the Borrower, together with all attachments, accessories and parts used or intended to be used with any of those goods or Fixtures, whether now or in the future installed therein or thereon or affixed thereto, as well as all substitutes and replacements thereof in whole or in part.

K.                                    “Event of Default” shall mean the occurrence of any of the following events: (a) an event of default occurs under any Note and/or any other document executed by Borrower and delivered to Bank in connection with the Loan; (b) failure to cure an event of default under any other document evidencing any or all of the Liabilities which continues beyond any applicable cure period; (c) the continuance for fifteen (15) days after notice of the failure of the Borrower to fulfill any monetary obligation hereunder; and (d) the continuance for thirty (30) days after notice of any default, other than an monetary default, in the performance of any of the terms covenants, agreements, obligations, undertakings, provisions or conditions contained herein.

L.                                     “Fixtures” shall have the meaning given to that term in the Code, and shall include without limitation leasehold improvements.

M.                                  “General Intangibles” shall have the meaning given to that term in the Code and shall include, without limitation, all leases under which the Borrower now or in the future leases and or obtains a right to occupy or use real or personal property, or both, all of the other contract rights of the Borrower, whenever acquired, and customer lists, choses in action, claims (including claims for indemnification), books, records, patents, copyrights, trademarks, blueprints, drawings, designs and plans, trade secrets, methods, processes, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, records and data, now owned or acquired after the date of this Agreement by the Borrower.

N.                                    “Instruments” shall have the meaning given to that term in the Code and shall include, without limitation, all negotiable instruments (as defined in the Code), all certificated securities (as defined in the Code) and all other writings which evidence a right to the payment of money now or after the date of this Agreement owned by the Borrower.

O.                                   “Intellectual Property” means Copyrights, Patent Rights, Trademark Rights, Internet domain names, World Wide Web sites and all pages thereof, Know-How, Trade Secret Rights, Software, and similar rights under corresponding foreign laws, owned by the Borrower or which any person or entity is under an obligation to assign ownership to the Borrower.

P.                                     “Inventory” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Borrower, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials owned by the Borrower and used or consumed in the Borrower’s business, whenever acquired and wherever located.

Q.                                   “Investment Property,” “Securities Intermediary” and “Commodities Intermediary” each shall have the meaning set forth in the Code.

R.                                    “Know-How” means all documented and undocumented research, ideas, data, theories, conclusions, reports, drawings, designs, blueprints, schematics, exhibits, models, prototypes, source code, object code, flow charts, manuals, processes, specifications, formulae, product configurations, notes, inventions (whether or not patentable and whether or not reduced to practice) and any other information of any kind developed, in development or maintained by the Borrower or any of its employees, agents or representatives relating to any goods or services sold or licensed or offered for sale or license by the Borrower or goods or services which the Borrower has a present intention to sell or license.

S.                                     “Patent Rights” means United States and foreign patent applications and patents and other patent rights, including any and all divisions, continuations, continuations in part, substitutions, reissues, re-examinations, extensions and renewals thereof.

T.                                     “Proceeds” shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral.

U.                                     “Software” means any set of statements or instructions to be used directly or indirectly in a computer or microprocessor to bring about a certain result, including all software under development and all related documentation.

V.                                    “Trademark Rights” means United States or foreign trademarks, service marks, trade names, trade dress, domain names and corporate names, whether registered or unregistered, and all pending United States and foreign applications therefor associated with any goods or services sold or licensed or offered for sale or license by the Borrower or goods or services which the Borrower has a present intention to sell or license.

W.                                “Trade Secret Rights” means all documentation, Know-How, Software and other materials owned by the Borrower that is considered to be proprietary to the Borrower, is maintained on a confidential or secret basis, and is generally not known to other persons or entities who are not subject to confidentiality restrictions.

X.                                    “Obligor” shall mean Borrower and each other party primarily or secondarily liable on any note or any other Liabilities.

2.                                      Grant of Security Interest. As security for the payment of all Liabilities, Borrower hereby assigns, grants and conveys to Bank, a continuing security interest in and lien on the Collateral, whether now or hereafter existing or acquired, including without limitation, all Accounts, Inventory and Equipment, whether or not specifically assigned as hereinafter provided.

3.                                      Assignment of Collateral. Upon request from Bank at any time or times, Borrower shall execute and deliver to Bank, in form and substance satisfactory to Bank, a specific assignment or assignments of any Collateral covered by this Agreement. Each such assignment shall identify in a manner satisfactory to Bank the Account Debtors and the amounts of the respective accounts being thereby assigned, and shall contain such additional information and be accompanied by such documents or copies thereof as Bank may require. The execution and delivery of such assignments and other documents or copies thereof shall in each instance constitute a representation and warranty to Bank with respect to the Collateral thereby assigned that: (a) each of such Accounts arose from a bonafide outright sale of goods by Borrower or for services performed by Borrower and such goods have been shipped to the respective Account Debtors or the services have been performed for the respective Account Debtors; (b) none of such Accounts is subject to any assignment, claim, lien or security interest of any character except the security interest of Bank; and (c) Borrower has not received any note, trade acceptance, draft or other instrument with respect to or in payment for any such account nor any chattel paper with respect to the merchandise giving rise to such account and if any such instrument or chattel paper is received by Borrower it will immediately notify Bank thereof and at Bank’s request will endorse or assign and deliver the same to Bank.

4.                                      Warranties. Borrower warrants represents and covenants, all of which shall survive this Agreement that:

(a)                                  No financing statement (other than; [i] any which may have been filed on behalf of the Bank or [ii] security interests in favor of the Owner of Equipment which may, from time to time, be leased by Borrower) covering any of the Collateral is on file in any public office; Borrower is and will be the lawful owner of the Collateral, free of all liens, claims, setoffs and counterclaims whatsoever, other than the security interest hereunder, with full power and authority to execute this agreement and perform Borrower’s obligations hereunder, and to subject the Collateral to the security interest hereunder; all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by Borrower to the Bank, and all other written information heretofore or hereafter furnished by Borrower to the Bank, is and will be true and correct in all material respects as of the date furnished, Borrower will make no deductions or discount therein; and Borrower will fully cooperate with and assist Bank in Bank’s efforts to collect any and all Collateral.

(b)                                  Borrower will execute immediately upon Bank’s request such UCC financing statements, powers of attorney, certificates of title, applications for title or lien, lease assignments, lessee notifications, account Borrower notifications and other documents as are necessary or desirable in Bank’s sole discretion to perfect and continue perfected the liens and security interests granted herein. Borrower hereby appoints Bank, its officers, employees and agents, as Borrower’s attorney-in-fact to do, at Bank’s option and at Borrower’s expense, all acts and things that Bank may deem necessary or desirable to perfect and continue perfected the liens and security interests created herein and to protect the Collateral. Borrower will pay to Bank upon demand the costs and reasonable fees associated with filing the same with appropriate governmental agencies.

(c)                                  If the Collateral includes any property for which a Document of Title is issuable, Borrower will submit to Bank a Document of Title for such Collateral within three days after acquisition of such Collateral and Borrower will cause a notation of the lien and security interest granted to Bank herein to be made and noted on such Document of Title at Borrower’s sole expense. If no Document of Title has been issued for such Collateral, Borrower will file all documents necessary to obtain a Document of Title within three days of the acquisition of such Collateral and to cause a notation of the lien and security interest of Bank granted herein to be noted thereon. If Borrower fails or refuses to so file such documents or to cause Bank’s lien and security interest to be so noted, Bank may, at Borrower’s sole expense, file such documents as Bank, in its sole discretion, deems appropriate to perfect its lien and security interest.

(d)                                  If the Collateral or any part of the Collateral is purchased or to be purchased by Borrower with the proceeds of any of the Liabilities, Borrower will join with Bank in executing all notices and other documents necessary to enable Bank to obtain a Purchase Money Security Interest of first priority in such Collateral.

5.                                      Borrower’s Right to Sell. Borrower may sell any or all of the Inventory in Borrower’s ordinary course of business. Borrower may not otherwise dispose of Inventory without the written consent of Bank.

6.                                      Collections, Etc. Until such time as the Bank shall declare an Event of Default (and such Event of Default shall be continuing) and notify Borrower of the revocation of such power and authority, Borrower will, at its own expense, endeavor to collect, as and when due, all amounts due under the Collateral, including the taking of such action with respect to such collection as the Bank may reasonably request or, in the absence of such request, as Borrower may deem advisable. At any time after any revocation of such power and authority Bank shall have the right in its own name or the name of the Borrower to do any of the following:

(a)                                  to demand, collect, receive payment of, receipt for and give discharges and releases of all or any of the Collateral, including without limitation any Account;

(b)                                  to settle, compromise, compound or adjust all or any of the Collateral;

(c)                                  to commence and prosecute any and all suits, actions or proceedings in law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect thereof;

(d)                                  to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to all or any of the Collateral;

(e)                                  to file any claim or take any other action or proceeding which Bank may deem necessary or appropriate to protect and preserve and realize upon the security interest of Bank in the Collateral and the proceeds thereof; and

(f)                                    generally to sell, assign, transfer, make any agreement with respect to or otherwise deal with all or any of the Collateral as fully and completely as though the Bank were the absolute owner thereof for all purposes.

Upon the occurrence of an Event of Default, upon request of Bank, Borrower will, at Borrower’s sole cost and expense, notify Account Debtors to make payment to the Bank of any amounts due or to become due thereunder.

Upon the occurrence of an Event of Default, Borrower will (except as the Bank may otherwise consent in writing) forthwith, upon receipt, transmit and deliver to the Bank, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Bank) which may be received by Borrower at any time in full or partial payment on account of any of the Collateral. Any such items which may be so received by Borrower will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property, and upon express trust for the Bank until delivery is made to the Bank. Borrower will comply with the terms and conditions of any consent given by the Bank pursuant to the provisions of this paragraph.

All items or amounts which are delivered by Borrower to the Bank on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (herein called the “Operating Deposit Account”) of Borrower with the Bank, as security for payment of the Liabilities. If an Event of Default shall occur and be continuing, the Bank may apply any and all amounts in the Operating Deposit Account representing collected funds to the payment of the Liabilities in such order as the Bank shall in its discretion determine. If an vent of Default is not continuing, the Borrower may direct the Bank to apply any amounts in the Operating Deposit Account representing collected funds to the payment of such Liabilities, or for such other purposes, as the Borrower may direct.

The Bank is authorized to endorse, in the name of Borrower, any item, howsoever received by the Bank, representing any payment on or other proceeds of any of the Collateral. The costs of collection and enforcement of the accounts receivable, including attorneys= fees and out of pocket expenses, shall be borne solely by Borrower whether the same are incurred by Bank or Borrower.

7.                                      Certificates, Schedules and Reports. Borrower will from time to time, as the Bank may request, deliver to the Bank a schedule identifying each Account and Inventory (not previously so identified) subject to the security interest hereunder, and such additional schedules and such certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, the items or amounts received by Borrower in full or partial payment of any of the Collateral, and any goods (the sale or lease of which shall have given rise to any of the Collateral) possession of which has been obtained by Borrower, all to such extent as the Bank may request. Any such schedule, certificate or report shall be executed by a duly authorized officer of Borrower, certified to be true and correct in all material respects, and shall be in such form and detail as the Bank may specify. Any such schedule identifying any Account or Inventory subject to the security interest hereunder shall be accompanied (if the Bank so requests) by a true and correct copy of the invoice evidencing such Account or Inventory and by evidence of shipment or performance.

8.                                      Covenants of Borrower. Borrower covenants that so long as any Liabilities are outstanding and unpaid, Borrower will:

(a)                                  Upon request of the Bank, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Bank) and do such other acts and things, all as the Bank may from time to time request to establish, perfect and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever) to secure the payment of the Liabilities;

(b)                                  Execute and deliver to Bank any instruments, documents, assignments or other writing which may be necessary or convenient to Bank to carry out the terms of this Agreement and to perfect Bank’s security interest in and facilitate the collection of amounts due under the Collateral;

(c)                                  Keep, at its address shown above, its records concerning the Collateral, which records will be of such character as will enable the Bank or its designees to determine at any time the status of the Collateral, and Borrower will not, unless the Bank shall otherwise consent in writing, duplicate any such records at any other address;

(d)                                  Promptly advise Bank in writing of its opening of any new place of business or the closing of an existing place of business;

(e)                                  Furnish the Bank such information concerning Borrower, the Collateral and the Account Debtors as the Bank may from time to time reasonably request;

(f)                                    Permit the Bank and its designees, from time to time, to call at Borrower’s place or places of business at any reasonable time, and without hindrance or delay, to inspect, audit and make copies of and extracts from all records and all other papers, books, journals, orders, receipts and any correspondence and other data in the possession of Borrower pertaining to the Collateral and the Account Debtors, and will, upon request of the Bank, deliver to the Bank all such records and papers;

(g)                                 Store and warehouse all Inventory on Borrower’s premises or such other warehouse as may be agreed from time to time;

(h)                                 Keep all Inventory insured for an amount at least equal to the Borrower’s cost therefor with insurance companies satisfactory to Bank and covering loss by fire and other casualty, with a loss payable to the Bank to the extent of the Liabilities;

(i)                                    Upon request of the Bank, stamp on its records concerning the Collateral a notation, in form satisfactory to the Bank, of the security interest of the Bank hereunder;

(j)                                    Upon request of the Bank, deliver to the Bank, appropriately endorsed to the order of the Bank, any note, trade acceptance, chattel paper or other instrument or writing which shall be received by Borrower and which may at any time evidence any obligation to Borrower for payment for goods sold or leased or services rendered;

(k)                                Not sell, assign or create or permit to exist any lien on or security interest in any Collateral to or in favor of anyone other than the Bank (except for security interests in favor of the owner of equipment which may from time to time be leased by Borrower) and will not create or permit to exist any lien on or security interest in any Inventory of Borrower;

(l)                                    Reimburse the Bank for all expenses, including reasonable attorneys= fees and legal expenses, incurred by the Bank in seeking to collect or enforce any rights under the Collateral and, in case of Default, incurred by the Bank in seeking to collect each Note and all other Liabilities and to enforce rights hereunder;

(m)                              Permit the Bank to make direct verification from the Account Debtors with respect to any or all Accounts;

(n)                                 Upon request of the Bank, notify Bank in the event of any bankruptcy, insolvency or financial embarrassment of any Account Debtor and of any claim asserted for credit, allowance, adjustment, set off or counterclaim.

9.                                      Default. Upon the occurrence of an Event of Default, each Note and all other Liabilities may (notwithstanding any provisions thereof), at the option of the Bank, and without demand or notice of any kind, be declared, and thereupon immediately shall become, due and payable, and the Bank may exercise from time to time any rights and remedies available to it under applicable law. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least fifteen (15) days before such disposition. Any proceeds of any disposition by the Bank of any of the Collateral may be applied by the Bank to the payment of expenses in connection with the Collateral, including reasonably attorneys fees and legal expenses, and any balance of such proceeds may be applied by the Bank on account of the payment of such of the Liabilities, and in such good order of application, as the Bank may from time to time elect.

10.                               General. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but failure of the Bank to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Bank to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Borrower, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

Any notice from the Bank to Borrower, if mailed, shall be deemed given three days from the date of mailing, postage prepaid, addressed to Borrower either at Borrower’s address shown above, or at any address of Borrower appearing on the records of the Bank, with a copy to the Guarantor of the Loan at the address stated, and in accordance with, the Line of Credit Agreement.

No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

This Agreement has been delivered at Media, Pennsylvania, and shall be governed by the laws of the Commonwealth of Pennsylvania. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is not entirely valid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

The rights and privileges of the Bank hereunder shall inure to the benefit of its successors and assigns.

IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement the day and year first above written.

Signed, sealed and delivered		BORROWER:
in the presence of:
SPITZ, INC., a Delaware Corporation

/s/ Donn L. Guthrie	BY:	/s/ Jonathan Shaw
(As to Both) Witness

	ATTEST:	/s/ Paul L. Dailey
Witness

[Corporate Seal]

BANK:
FIRST KEYSTONE BANK

	BY:	/s Robert Latshaw